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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

     Sony Corporation of America, a New York corporation, and Sony Corporation, a corporation organized under the laws of Japan, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13G filed herewith, and any amendments thereto, relating to the shares of common stock, par value $0.001, of TiVo Inc., a Delaware corporation, is, and will be, filed jointly on behalf of each such person.

Dated: October 15, 1999


                                             SONY CORPORATION OF AMERICA

                                             By: /s/      Howard Stringer
                                                 ------------------------
                                                 Name:    Howard Stringer
                                                 Title:   President

                                             SONY CORPORATION

                                             By: /s/    Teruhisa Tokunaka
                                                 ------------------------
                                                 Name:  Teruhisa Tokunaka
                                                 Title: Senior Managing
                                                         Director